UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0215404
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

7170 Glover Road, Milner, BC, Canada	V0X 1T0
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-145897 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-145897 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits, unless otherwise noted, are incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-145897)  filed with the Securities and Exchange Commission on September 6, 2007.  Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment filed with the Nevada Secretary of State on July 22, 2009 (1)
3.2	Bylaws of the Registrant
4	Instrument Defining the Rights of Holders - Form of Share Certificate

(1)  Incorporated by reference from the Company’s Current Report on Form 8-K filed on July 28, 2009

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

URBAN BARNS FOODS INC.

Date:  April 13, 2010

/s/Daniel Meikleham
Daniel Meikleham
Chief Financial Officer and Chairman of the Board of Directors